Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Goldman Sachs Capital I Securities-Backed Series 2004-6
*CUSIP: 21988K859

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 15, 2005.

INTEREST ACCOUNT
----------------


Balance as of          November 15, 2004.....                              $0.00
         Swap Receipt Amount.....                                          $0.00
         Scheduled Income received on securities.....                $793,125.00
         Unscheduled Income received on securities.....                    $0.00

LESS:
         Swap Distribution Amount.....                                    -$0.00
         Distribution to the Holders.....                           -$223,611.11
         Distribution to Depositor.....                             -$569,513.89
         Distribution to Trustee.....                                     -$0.00
Balance as of         February 15, 2005.....                               $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of         November 15, 2004.....                               $0.00
         Scheduled principal payment received on securities.....           $0.00

LESS:
       Distribution to Holders.....                                       -$0.00
Balance as of         February 15, 2005.....                               $0.00


                  UNDERLYING SECURITIES HELD AS OF       February 15, 2005

      Principal Amount                            Title of Security
      ----------------                            -----------------
         $25,000,000             Goldman Sachs Capital I, 6.345% Capital
                                 Securities due February 15, 2034
                                 *CUSIP:        38143VAA7

                    CREDIT SUPPORT AS OF    February 15, 2005

      Notional Amount                             Title of Security
      ---------------                             -----------------
        $25,000,000                    Swap Agreement Dated as of March 19, 2004
                                       between the Trust and Lehman Brothers
                                       Special Financing Inc.

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.